UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 27, 2020

Commission File No. 001-38250

FAT Brands Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1302696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 319-1850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes [X] No [  ]

Item 8.01. Other Events.

FAT Brands Inc. (the “Company”) is unable to file its Annual Report on Form 10-K for the year ended December 29, 2019 (“Annual Report”) by the original deadline of March 30, 2020 due to the outbreak of, and local, state and federal governmental responses to, the novel coronavirus pandemic (“COVID-19”). The Company’s operations have experienced disruptions due to the circumstances surrounding the COVID-19 pandemic including, but not limited to, suggested and mandated social distancing and shelter-in-place orders. The COVID-19-related shelter-in-place orders and resulting office closures have severely limited access to our facilities by our financial reporting and accounting staff and the staff of our auditor and thus impacted our ability to fulfill required audit processes and procedures.

On March 4, 2020 the Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, as amended by Release No. 34-88465 issued on March 25, 2020 (collectively, the “Order”).

In light of the impact of the factors described above, the Company believes that it will be unable to compile and review certain information required in order to permit the Company to file a timely Annual Report on Form 10-K for its fiscal year ended December 29, 2019 by March 30, 2020, the original filing deadline, without unreasonable effort or expense.

The Company is relying on the Order and is furnishing this Current Report on Form 8-K by the original filing deadline of the Annual Report. The Company expects to file its Annual Report on Form 10-K within the 45-day extension period provided by the Order.

In light of the rapidly evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 30, 2018. Accordingly, the Company’s risk factor disclosure is hereby updated to add the following:

Pandemics or disease outbreaks, such as the current novel coronavirus (COVID-19 virus) pandemic, may further disrupt our business and adversely affect our results of operations.

Pandemics or disease outbreaks, such as the current novel coronavirus (COVID-19 virus) pandemic, have and may continue to negatively impact customer traffic at our franchised restaurants, may make it more difficult for our franchisees to staff restaurants and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause full and partial closures of our affected restaurants, sometimes for prolonged periods of time. Many of our franchisees have temporarily shifted to a “to-go” only operating model at the majority of our Fatburger, Hurricane Grill & Wings, Buffalo’s Café, and Elevation Burger restaurants in the United States, suspending sit-down dining and serving our guests through take-out, drive-thru and delivery. In addition, most of our Ponderosa & Bonanza Steakhouses, as well as certain of our Fatburger, Hurricane Grill & Wings, Buffalo’s Café and Buffalo’s Express, Yalla Mediterranean and Elevation Burger restaurants in California, Washington, Nevada, New York, Virginia, Florida, and various casino locations have implemented temporary closures or modified hours. COVID-19 may also materially adversely affect our ability to implement our growth plans, including closures of existing stores, delays in opening new stores, and delays or inability to finance acquisitions of additional brands and restaurant concepts. These changes and any additional changes may materially adversely affect our business or results of operations, and may impact our liquidity or financial condition, particularly if these changes are in place for a significant amount of time.

Furthermore, viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which has had, and could further have, longer term adverse effects on our restaurant guest traffic or the ability to adequately staff restaurants. We could also be adversely affected if government authorities impose longer term restrictions on public gatherings, human interactions, operations of restaurants or mandatory closures. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may adversely affect our business, liquidity, financial condition and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT Brands Inc.

Date: March 27, 2020	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer